Exhibit 23

[Letterhead of BDO Seidman, LLP]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ITC^DeltaCom, Inc.

West Point, Ga.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-101537) and Form
S-8 (No. 333-101007 and 333-49034 and 333-62773 and 333-111329) of ITC^DeltaCom, Inc. of our report dated February 22, 2006, relating to the consolidated financial statements and financial statement schedules, which appears in this Form 10-K.

/s/ BDO Seidman, LLP

Atlanta, Georgia
March 22, 2006